UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2009

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

200 Riverfront Boulevard
Elmwood Park, New Jersey		07407
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03         Amendments to Articles of Incorporation or Bylaws;  Change in Fiscal Year.

Amendments to the By-laws of Sealed Air Corporation

On May 20, 2009, the board of directors (the “Board of Directors”) of Sealed Air Corporation (the “Corporation”) approved Amended and Restated By-laws of the Corporation (the “Amended By-laws”).  The amendments to the By-laws were effective on that date and are described below.  The following summary of the amendments is qualified in its entirety by reference to the complete text of the Amended By-laws that is attached hereto as Exhibit 3.1 and is incorporated herein by reference.  The amendments:  (i) add remote communication and electronic transmission provisions; (ii) modify the advance notice by-laws; and (iii) make other minor amendments.  References to “Articles” and “Sections” are to the respective articles and sections of the Amended By-laws.

Article 2, “Meetings of Stockholders”.

The Amended By-laws:

1.             Clarify the procedures applicable to actions taken at stockholder meetings and allow such meetings to take place by remote communication as set forth in Sections 2.01, 2.03, 2.04, 2.06 and 2.08.

2.             Remove the fixed time and date for the annual meeting of stockholders to provide that the time and date of the annual meeting will be set by the Board of Directors as set forth in Section 2.02.

3.             Provide that proxies may be delivered telephonically or electronically as set forth in Section 2.10.

4.             Change the advance notice provisions in Section 2.12 to:

(a)   Explicitly provide that the procedures set forth in Section 2.12 apply to all stockholder nominations and to other proposals of business by stockholders and are the exclusive means for a stockholder to submit such matters other than proposals governed by Rule 14a-8 under the Securities Exchange Act of 1934;

(b)   Clearly distinguish the requirements of Section 2.12 from those relating to stockholder proposals that are required by Rule 14a-8 to be included in the Corporation’s proxy statement;

(c)   Expand the required disclosure in the stockholder’s advance notice to include, among other things, all ownership interests, such as derivatives, hedged positions and other economic and voting interests;

(d)   Provide that a stockholder making a director nomination or other proposal of business at a meeting of stockholders pursuant to the procedures set forth in Section 2.12 must be a stockholder of record not only at the time of giving the required notice, but also at the time of the meeting, and, unless otherwise required by law, must appear at the meeting of the stockholders to present the nomination or proposal; and

(e)   Tie the deadline for submitting nominations or other proposals at an annual meeting to the anniversary of last year’s annual meeting rather than to the anniversary of the mailing of last year’s proxy statement and reduce the length of the notice period by requiring 90 to 120 days’ notice before the anniversary of last year’s annual meeting.

Article 3, “Directors”.

The Amended By-laws permit the Board of Directors to consent in writing or by electronic transmission as set forth in Section 3.13.

Article 4, “Notices”.

The Amended By-laws provide that notice requirements to facilitate the giving of, and allow the waiver of, notice are permitted by electronic transmission as set forth in Sections 4.01 and 4.02.

Article 7, “Miscellaneous”.

1.             The Amended By-laws add a Section 7.05, “Resignations,” that allows any director, committee member or officer to resign at any time upon notice given in writing or by electronic transmission.

2.             The Amended By-laws also add a Section 7.06, “Severability,” that allows for provisions of the Amended By-laws to be separable from the remaining provisions.

Other Minor Amendments.

The Amended By-laws set forth a few other minor, clarifying and conforming changes, including those in Section 1.01 (registered agent’s office to be in Wilmington, Delaware), Sections 2.09, 3.02 and 3.03 (clarifying changes), and Section 5.03 (conforming change).

Item 9.01        Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
3.1	Sealed Air Corporation Amended and Restated By-laws, as approved May 20, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:	/s/ H. Katherine White
Name:	H. Katherine White
Title:	Vice President, General Counsel and Secretary

Dated:  May 27, 2009

EXHIBIT INDEX

Exhibit No.	Description
3.1	Sealed Air Corporation Amended and Restated By-laws, as approved May 20, 2009.